SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 8, 2006

                           SOYODO GROUP HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)



           Delaware                000-1103640          84-1482082
-------------------------------   -------------     -------------------
(State or other jurisdiction of    (Commission         (IRS Employer
        incorporation)             File Number)     Identification No.)


                             1398 MONTEREY PASS ROAD
                             Monterey Park, CA 91754
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 323-981-0100

          (Former name or former address, if changed since last report)


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 8, 2006, the Board of Directors approved the subscription agreements regarding the purchase of 667,000 restricted shares by Pei-Kun Song, Independent Director, 134,000 restricted shares by Geng-Po Yi, Independent Director, and 334,000 restricted shares by Ye Fang, Independent Director, all at $ 0.15 per share for a total capital infusion of $ 170, 250. On the other hand, it approved the reversal of the previous subscription agreement regarding the purchase of 100,000 restricted shares at $ 0.50 per share by Ke-Guang Li, who has resigned from his Vice President position and has not paid the money for those shares.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) On June 1, 2006, Tao Zhou , Hai Wu , Ke-Guang Li each informed the Company that, given that his term as a director and/or officer of the Company has expired, he no longer desired to serve as an officer or director of the Company. To the Company's knowledge, the decision of any of such officers or directors to stand for re-election was not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices, and none of such officers or directors has been removed for cause.

(b) On June 1,2006, by a written consent in lieu of a meeting of the Company's stockholders, Ru-Hua Song, as the owner of eighty-nine percent (89%) of the Company's outstanding common stock, approved a resolution electing the following persons to serve as members of the Board of Directors of the Company, in place of the entire prior Board:

RU-HUA SONG (age 44) - has been elected to continue to serve as a director and the Chairman of the Board of Directors, and also to serve as the President and Principal Executive Officer, of the Company. Mr. Song is also the President of three privately-held companies: Sooyoo Inc., located in Los Angeles, Soyodo LLC, located in San Francisco, and Coll, Inc., located in New York City. From 1992 until 2004, Mr. Song was the co-founder and Chairman of TOP Group, a Chinese conglomerate engaged in high-tech software, hardware, education and related businesses. After graduating from the University of Electronic Science and Technology of China in 1983, Mr. Song accepted a position teaching physics there, and published more than one hundred papers. Mr. Song has received many honors, including being named one of the "Ten Men of the Moment" in China's IT industry and one of the "Most Prominent Young People in China's Software Industry" in 2000, and one of China's 100 Richest Business People by Forbes in 2000, 2001, and 2002.

PEI-KUN SONG (age 50) - will serve as an independent member of the Board of Directors. Since June 2004, Mr. Song has been Vice President of Shanghai Hua-Hu Information Technology Inc. in Shanghai, China. From 1998 to 2004, he worked in various managerial capacities for TOP Group. Mr. Song received his Professional Certificate in Modern Enterprises Management from Zhejiang Correspondence Academy in 1996.

GENG-PO YI (age 37) - will serve as an independent member of the Board of Directors. Since June 2004, Mr. Yi has been the President of Shanghai Hua-Hu Information Technology Inc. in Shanghai, China. From 1995 to 2004, he worked also in various managerial capacities for TOP Group. Mr. Yi received a Bachelor of Engineering from Guiling Electronics Institute in 1989.

YE FANG (age 47) - has been elected to continue to serve as an independent member of the Board of Directors. Since 2004, Mr. Fang has been the President of General Chinese Co., Ltd. in Hong Kong. From 2000 to 2004, he had been Vice President of Healthcare Industrial Corp. in Chengdu, China. From 1983 to 2000, he was Deputy Director of Nanjing Fiberglass Research & Design Institute in Nanjing, China. Mr. Fang received his Bachelor of Science in 1983 from Jilin University in China.

HAO ZHANG (age 30) - has been elected to serve as a director in addition to his Vice President position. He received his associate degree in Foreign Trade English from Suzhou Vocational College in China in 1996. After that, Zhang has been working in various business capacities for companies both in China and the United States.

(c) On June 8, 2006, by a resolution of the Company's new Board of Directors, the following persons were elected to the offices listed next to their respective names below:

RU-HUA SONG (see biography above) - Chairman of the Board, President and Principal Executive Officer.

HAO ZHANG (see biography above) - Secretary & Vice President.

XIAO-ZHONG ZHAO (age 43) - Treasurer and Principal Financial & Accounting Officer. Ms. Zhao has been an accountant for Soyodo Group Holdings, Inc. since 9/2005, and Treasurer and Principal Financial & Accounting Officer since 12/2005. She received her Bachelor of Science in accounting in 1984 from Jilin Finance and Trade College in China, and her Master degree in Economics from China People's University in 1996. Zhao has over 20 years of accounting experiences both in China and the United States.

(d) While Ru-Hua Song, Hao Zhang and Xiao-Zhong Zhao draw salaries in their capacities as officers ($15,700, $14,795 and $ 7,092 respectively in 2005), none of the independent directors presently receives any compensation for his respective services rendered to the Company, nor has he received such compensation in the past. Each of those independent directors has agreed to act without compensation until authorized by the Board of Directors.

No retirement, pension, stock option or other similar programs have been adopted by the Company for the benefit of any of the above directors & officers.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SOYODO GROUP HOLDINGS, INC.
                                  (Registrant)





Date: June 8, 2006                         /s/ Ru-hua Song
                                           ---------------------------
                                           Ru-hua Song
                                           Principal Executive Officer